EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 1997, of our audits of the financial statements of Mystique Developments, Inc. (now known as "Colorado Wyoming Reserve Company") as of June 30, 1997 and for the years ended June 30, 1997 and 1996.


/s/ Coopers & Lybrand L.L.P.
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Denver, Colorado
November 7, 1997